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                        CERTIFICATE OF THE DESIGNATIONS,
                           PREFERENCES AND RIGHTS, OF

                            SERIES A PREFERRED STOCK
                                ($.01 Par Value)

                                       OF

                       NATIONAL AUTO FINANCE COMPANY, INC.

                               ------------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                                -----------------


                  NATIONAL AUTO FINANCE COMPANY, INC., a Delaware corporation (the "Corporation"), does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article IV of the Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 1,000,000 shares of preferred stock, and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware:

                  RESOLVED, that the issue of a series of preferred stock, $.01 par value, of the Corporation is hereby authorized and the designation and amount thereof and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof are hereby fixed as follows:

         (1) Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 2,400.

         (2) Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

                  "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of

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         its responsibilities with respect to the Series A Preferred Stock.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.


                  "Common Stock" shall mean the Common Stock of the Corporation, par value $.01 per share.

                  "Depositary" shall mean a bank or trust company having a combined capital, surplus and undivided profits aggregating at least $50,000,000.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on the first day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period which shall commence on the Issue Date and end on and include March 31,
         1997).

                  "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

                  "Mandatory Redemption Date" shall mean the eighth anniversary date of the Issue Date.

                  "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Stated Capital" shall mean $1,000 per share of Series A Preferred Stock.

         (3) Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, cash dividends at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) of $70.00 per share of Series A Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable quarterly, when and as declared by the Board of Directors, on the last Business Day

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of March, June, September and December of each year (commencing on the last
Business Day of March 1997), or at such additional times and for such interim periods, if any, as determined by the Board of Directors. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (b) The amount of dividends payable for each full Dividend

Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four. The amount of dividends payable for the initial Dividend Period on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Shares of Series A Preferred Stock purchased by the Corporation between a dividend payment record date and the dividend payment date shall not be entitled to receive the dividend payable on such dividend payment date. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock.

                  (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, senior to or on a parity with the Series A Preferred Stock, for any period, nor shall any shares ranking senior to or on a parity with the Series A Preferred Stock be purchased by the Corporation, unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock

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ranking senior to or on a parity as to dividends with the Series A Preferred
Stock, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series A Preferred Stock and such other stock bear to each other.

                  (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of Common Stock or other stock ranking junior to the Series A Preferred Stock, as to dividends) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock, as to dividends, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the Series A Preferred Stock, as to dividends, be redeemed, purchased or otherwise acquired for any consideration by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock, as to dividends) unless, in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock, as to dividends, shall have been paid or set apart for payment of all past Dividend Periods and dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the dividend period with respect to any other stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock, as to dividends.

             (4)  Optional Redemption.

                  (a) The Corporation may, at its option and at any time and from time to time redeem all or any of the shares of Series A Preferred Stock at a price of One Thousand Dollars ($1,000) per share, together with all accrued and unpaid cumulative dividends thereon, whether or not declared or earned, to the date of redemptions provided that immediately prior to authorizing or making any such

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redemption with respect to shares of Series A Preferred Stock, the Corporation, by resolution of its Board of Directors or a duly authorized committee thereof, shall, to the extent of any funds legally available therefor, declare a dividend on shares of Series A Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on shares of Series A Preferred Stock as of such date.

                  (b) Notice of any proposed redemption under paragraph 4(a) of any shares of Series A Preferred Stock shall be given by the Corporation by hand delivery, or by mailing a copy of such notice, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 20 days nor more than 60 days prior to the date fixed for redemption, but neither the failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed. On the date fixed for redemption of any shares of Series A Preferred Stock, the Corporation shall, and at any time not more than 90 days prior to such date may, deposit the aggregate of the redemption price (together with accrued and unpaid dividends to such redemption date) for the shares of Series A Preferred Stock to be redeemed with a Depositary, designated in the notice of such redemption, in trust for payment to the holders of the shares to be redeemed, and deliver irrevocable written instructions authorizing the Depositary to apply such deposit solely to the redemption of the shares to be redeemed. Such written instructions may provide that any of such deposit remaining unclaimed, at the expiration of six months after the date fixed for such redemption, by the holder of any such shares, shall be returned to the Corporation, after which return such holder shall have no claim against the Depositary, but shall (subject to applicable escheat laws) have a claim as an unsecured creditor against the Corporation for the redemption price (together with accrued and unpaid dividends to such redemption date) therefor, without interest. Notice of redemption having been duly given, or the Depositary having been irrevocably authorized by the Corporation to give said notice, and the redemption price (together with accrued and unpaid dividends to such redemption date) for the shares to be redeemed having been deposited, all as aforesaid, then all shares of Series A Preferred Stock with respect to which such deposit shall have been made shall forthwith, whether

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or not the date fixed for such redemption shall have occurred or the certificate for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose and shall have no right to receive dividends payable to holders of record of shares of Series A Preferred Stock on any record date falling after the date fixed for redemption, and all rights with respect to such shares shall thereupon cease and terminate (provided that the Corporation has declared and paid to the holders of record of shares of Series A Preferred Stock being redeemed as of the redemption date a dividend equal to the dividends accrued and unpaid thereon to the redemption date), except the right of the holders of such shares to receive on the redemption date the redemption price (together with accrued and unpaid dividends to such redemption date) to which they are entitled, without interest.

                  (c) In every case of redemption of less than all of the outstanding shares of Series A Preferred Stock pursuant to paragraph 4(a) the shares to be redeemed shall be selected on a pro rata basis or in accordance with any other method the Board of Directors of the Corporation considers fair and appropriate (and in such manner as complies with applicable legal requirements).

             (5)  Mandatory Redemption

                  (a) The Corporation shall redeem on the Mandatory Redemption Date, out of funds legally available therefor under the Delaware General Corporation Law, at a price of One Thousand Dollars ($1,000) per share, together with all accrued and unpaid dividends thereon, whether or not declared or earned, to the date of redemption, all outstanding shares of Series A Preferred Stock in the manner provided in paragraph 5(c).

                  (b) If on the Mandatory Redemption Date the Corporation shall fail to redeem all of the outstanding shares of Series A Preferred Stock, the Corporation shall, to the extent permitted, effect a partial redemption of Series A Preferred Stock on the Mandatory Redemption Date. The shares of Series A Preferred Stock to be redeemed shall be selected on a pro rata basis or in accordance with any other method the Board of Directors of the Corporation considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event that the Corporation does not redeem all of the shares of Series A Preferred

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Stock on the Mandatory Redemption Date, the Corporation's mandatory redemption obligations shall not be discharged until the Corporation has satisfied all of its obligations under paragraph 5(a). Dividends shall continue to accrue on any mandatory redemption obligation that has not been discharged by the Corporation pursuant to 5(a).


                  (c) Notice of any proposed redemption under paragraph 5(a) or 5(b) of any shares of Series A Preferred Stock shall be given by hand delivery, or by mailing a copy of such notice, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 20 nor more than 60 days prior to the date fixed for redemption, but neither the failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceeding for the redemption of any shares of Series A Preferred Stock to be redeemed. On the date fixed for redemption of any shares of Series A Preferred Stock, the Corporation shall, and at any time not more than 90 days prior to such date may, deposit the aggregate of the redemption price (together with accrued and unpaid dividends to such redemption date) for the shares of Series A Preferred Stock to be redeemed with the Depositary in trust for payment to the holders of the shares to be redeemed, and deliver irrevocable written instructions authorizing the Depositary to apply such deposit solely to the redemption of the shares to be redeemed. Such written instructions may provide that any of such deposit remaining unclaimed, at the expiration of six months after the date fixed for such redemption, by the holder of any such shares shall be returned to the Corporation, after which return such holder shall have no claim against the Depositary, but shall (subject to applicable escheat laws) have a claim as an unsecured creditor against the Corporation for the redemption price (together with accrued and unpaid dividends to such redemption date) therefor, without interest. Notice of redemption having been duly given, or the Depositary having been irrevocably authorized by the Corporation to give said notice, and the redemption price (together with accrued and unpaid dividends to such redemption date) for the shares to be redeemed having been deposited, all as aforesaid, then all shares of Series A Preferred Stock with respect to which such deposit shall have been made shall forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be

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outstanding for any purpose and shall have no right to receive dividends payable to holders of record of shares of Series A Preferred Stock on any record date falling after the date fixed for redemption, and all rights with respect to such shares shall thereupon cease and terminate (provided that the Corporation has declared and paid to the holders of record of Series A Preferred Stock being redeemed as of the redemption date a dividend equal to the dividends accrued and unpaid thereon to the redemption date), except the right of the holders of such shares to receive on the redemption date the redemption price (together with accrued and unpaid dividends to such redemption date) to which they are entitled, without interest.

         (6) Voting. (a) Holders of shares of Series A Preferred Stock shall not be entitled to vote upon any matter upon which stockholders of the Corporation are entitled to vote, except to the extent required by law, or to authorize, effect or validate any material adverse amendment, alteration or repeal of any of the powers, preferences or special rights of shares of Series A Preferred Stock, in which case holders of record of shares of Series A Preferred Stock shall have one vote per share and shall vote as a single class. The establishment of a class or series of stock ranking senior to, or pari passu with, the Series A Preferred Stock in order of priority of payment of dividends or the distribution of assets upon the liquidation, dissolution or winding up of the Corporation shall be deemed to be a material adverse amendment and alteration of the preferences and special rights of the Series A Preferred Stock.

                  (b) In addition to the voting rights set forth in paragraph 6(a), in the event accrued dividends on Series A Preferred Stock shall not have been paid, or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six consecutive quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, the number of directors constituting the Board of Directors of the Corporation shall be increased by one and the holders of Series A Preferred Stock, voting as a class, shall be entitled to elect one director at a special meeting of the holders of the Series A Preferred Stock. Such right of the holders of Series A Preferred Stock to elect one director may be exercised until the dividends in default on Series A Preferred Stock shall have been reduced so that they do not exceed the equivalent of five consecutive quarterly dividends on all shares of Series A

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Preferred Stock outstanding and, thereupon, the director elected by the holders of Series A Preferred Stock shall immediately cease to be a director and the number of directors constituting the Board of Directors shall be reduced by one. At any time that the holders of Series A Preferred Stock have special voting power pursuant to this paragraph, the proper officers of the Corporation shall, upon written request of the holders of record of at least fifty percentum (50%) of the outstanding Series A Preferred Stock, addressed to the Secretary of the Corporation, call a special meeting of the holders of such Series A Preferred Stock for the purpose of electing such director. Such meeting shall be held at the earliest practicable date thereafter and shall be held at the place for the holding of annual meetings of the stockholders of the Corporation. If such meeting shall not be called by the officers of the Corporation within five (5) days after personal service of the above request upon the Secretary of the Corporation, or within thirty (30) days after mailing of same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities) then the holders of record of at least fifty percentum (50%) of Series A Preferred Stock in which voting power is vested pursuant to this paragraph then outstanding may designate in writing one of their number to call such meeting, and such meeting may be called by such person so designated upon the giving of notice to stockholders as provided in the Certificate of Incorporation or By-Laws of the Corporation for a special meeting of stockholders. Any holder so designated shall have access to the stock books of the Corporation for the purpose of causing such meeting to be called pursuant to these provisions. At any meeting held for the purpose of electing a director at which the holders of Series A Preferred Stock shall have the special right, voting separately as a class, to elect such director, the presence, in person or by proxy, of the holders of one-third (1/3) of the shares entitled to vote at such meeting shall be required to constitute a quorum. At any such meeting or adjournment thereof, (i) the absence of a quorum of holders of Series A Preferred Stock shall not prevent the election of directors other than such additional director and the absence of a quorum of holders of any other class of capital stock shall not prevent election of such additional director, and (ii) in the absence of either or both such quorums, the holders of a majority of the shares present in person or by proxy of the class of stock or classes of stock which lack a quorum shall

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have power to adjourn, until a quorum shall be present, the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting unless otherwise required by law.

         (7) Liquidation, Dissolution or Winding Up. (a) Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or otherwise the holders of shares of Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other class of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) the amount of One Thousand Dollars ($1,000) per share (or a pro rata portion thereof in the case of fractional shares), plus a sum equal to all accrued and unpaid dividends thereon.

                  (b) The sale of all or substantially all the property or business of the Corporation (which sale shall not include the transfer of loans or other assets in the ordinary course of business pursuant to securitizations), the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation or any liquidation, dissolution, winding up or reorganization of the Corporation immediately followed, in each case, by reincorporation of another corporation succeeding to the business and obligations of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up (voluntary or otherwise) for the purposes of this paragraph (7).

                  (c) After the payment to the holders of shares of Series A Preferred Stock of the full preferential amounts provided for in this paragraph
(7), the holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

         (8) Record Holders. The Corporation may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

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                  IN WITNESS WHEREOF, the Corporation has caused

this Certificate to be signed by Keith B. Stein, its Vice Chairman this 7th day of January, 1997.

                                            NATIONAL AUTO FINANCE COMPANY, INC.

                                            By:__________________________
                                               Name:   Keith B. Stein
                                               Title:  Vice Chairman

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